Exhibit 99.2

SUPPLEMENTAL INFORMATION

MARCH 31, 2007

(UNAUDITED)

Table of Contents

Overview
About the Company	4
Company Information	6
Quarterly Highlights	8

Consolidated Information
Balance Sheets	10
Statements of Income	11
Statements of Cash Flows	12-13
Funds From Operations	14
Net Cash Provided by Operating Activities to Adjusted EBITDA Reconciliation	15-16
Adjusted Fixed Charge Coverage	17-18
Indebtedness	19-20
Book Capitalization	21-22
Market Capitalization	23-24
Portfolio Overview	25-27
Same Property Performance	28
Lease Expirations	29

Unconsolidated Joint Ventures
Joint Ventures Summary	31-32
Balance Sheets	33
Statements of Income and EBITDA	34
Funds From Operations	35
Indebtedness	36
Portfolio Overview	37

Other Information
Reporting Definitions	39-41
Supplemental Financial Measures Disclosures	42-45

Overview

About the Company (1)

Health Care Property Investors, Inc. together with its consolidated subsidiaries and joint ventures (collectively, “HCP” or the “Company”), invests primarily in real estate serving the healthcare industry in the United States.  Health Care Property Investors, Inc. is a Maryland real estate investment trust (“REIT”) organized in 1985.  The Company is headquartered in Long Beach, California, with operations in Nashville, Tennessee and Orlando, Florida, and its portfolio includes interests in 730 properties.  The Company acquires healthcare facilities and leases them to healthcare providers and provides mortgage financing secured by healthcare facilities. The Company’s portfolio includes: (i) senior housing, including independent living facilities (“ILFs”), assisted living facilities (“ALFs”), and continuing care retirement communities (“CCRCs”); (ii) medical office buildings (“MOBs”); (iii) hospitals; (iv) skilled nursing facilities (“SNFs”); and (v) other healthcare facilities, including laboratory and office buildings. For business segment financial data, see our consolidated information included elsewhere in this report.

References herein to “HCP,” the “Company,” “we,” “us” and “our” include Health Care Property Investors, Inc. and our consolidated subsidiaries and joint ventures, unless the context otherwise requires.

The Company is organized to invest in healthcare-related facilities.  Our primary goal is to increase shareholder value through profitable growth.  Our investment strategy to achieve this goal is based on three principles — opportunistic investing, portfolio diversification and conservative financing.

Opportunistic Investing.  We make real estate investments that are expected to drive profitable growth and create long-term shareholder value. We attempt to position ourselves to create and take advantage of situations where we believe the opportunities meet our goals and investment criteria. We invest in properties directly and through joint ventures, and provide secured financing, depending on the nature of the investment opportunity.

Portfolio Diversification.  We believe in maintaining a portfolio of healthcare-related real estate diversified by sector, geography, operator and investment product. Diversification within the healthcare industry reduces the likelihood that a single event would materially harm our business. This allows us to take advantage of opportunities in different markets based on individual market dynamics. While pursuing our strategy of maintaining diversification in our portfolio, there are no specific limitations on the percentage of our total assets that may be invested in any one property, property type, geographic location or in the number of properties which we may invest, lease or lend to a single operator.  With investments in multiple sectors of healthcare real estate, HCP can focus on opportunities with the best risk/reward profile for the portfolio as a whole, rather than having to choose from transactions within a specific property type.

Conservative Financing.  We believe a conservative balance sheet provides us with the ability to execute our opportunistic investing approach and portfolio diversification principles. We maintain our conservative balance sheet by actively managing our debt to equity levels and maintaining available sources of liquidity, such as our revolving line of credit. Our debt is primarily fixed rate, which reduces the impact of rising interest rates on our operations. Generally, we attempt to match the long-term duration of our leases with long-term fixed-rate financing.

In underwriting our investments, we structure and adjust the price of the investment in accordance with our assessment of risk. We may structure transactions as master leases, require indemnifications, obtain enhancements in the form of letters of credit or security deposits, and take other measures to mitigate risk. We finance our investments based on our evaluation of available sources of funding. For short-term purposes, we may utilize our revolving line of credit or arrange for other short-term borrowings from banks or other sources. We arrange for longer-term financing through public offerings or from institutional investors. We may incur additional indebtedness or issue preferred or common stock. We may incur additional mortgage indebtedness on real estate we acquire. We may also obtain non-recourse or other mortgage financing on unleveraged properties in which we have invested or may refinance existing debt on properties acquired.

As of March 31, 2007, the Company’s portfolio of properties, excluding assets held for sale and classified as discontinued operations, included 730 properties and consisted of:

•                  331 senior housing facilities

•                  264 medical office buildings

•                  39 hospitals

•                  67 skilled nursing facilities

•                  29 other healthcare facilities

The information in this supplemental information package should be read in conjunction with the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other information filed with the Securities and Exchange Commission (“SEC”).  The Reporting Definitions and Supplemental Financial Disclosures are an integral part of the information presented herein.

On our internet website, www.hcpi.com, you can access, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission (“SEC”). In addition, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including HCP, that file electronically with the SEC at www.sec.gov.

For more information, contact Mark A. Wallace, Executive Vice President, Chief Financial Officer and Treasurer at (562) 733-5100.

(1)          As of March 31, 2007.

Company Information (1)

Board of Directors
Mary A. Cirillo-Goldberg
Former Chairman and Chief Executive Officer, OPCENTER
Compensation Committee
Nominating and Corporate Governance Committee

Robert R. Fanning, Jr.
Managing Director (Retired)
The Huron Consulting Group
Audit Committee

James F. Flaherty III
Chairman and Chief Executive Officer
Health Care Property Investors, Inc.

David B. Henry
Vice Chairman and Chief Investment Officer, Kimco Realty Corporation
Audit Committee
Finance Committee
Nominating and Corporate Governance Committee

Michael D. McKee
Vice Chairman and Chief Operating Officer, The Irvine Company
Chairperson, Compensation Committee

Harold M. Messmer, Jr.
Chairman and Chief Executive Officer
Robert Half International, Inc.
Compensation Committee
Nominating and Corporate Governance Committee

Peter L. Rhein
Partner
Sarlot & Rhein
Chairperson, Audit Committee

Kenneth B. Roath
Chairman Emeritus
Health Care Property Investors, Inc.

Richard M. Rosenberg
Chairman and Chief Executive Officer (Retired), Bank of America
Lead Director
Chairperson, Nominating and Corporate Governance Committee
Finance Committee

Joseph P. Sullivan
Chairman of the Board of Advisors
RAND Health
Chairperson, Finance Committee
Audit Committee

Company Information
Corporate Headquarters
3760 Kilroy Airport Way, Suite 300
Long Beach, CA 90806-2473
(562) 733-5100

Nashville Office
3100 West End Avenue, Suite 800
Nashville, TN 37203
(615) 324-6900

Senior Debt Ratings
Fitch	BBB
Moody’s	Baa3
Standard & Poor’s	BBB

Stock Exchange Listing
NYSE	(US Dollar)

Trading Symbol
HCP	Common Stock
HCP_pe	Series E Preferred
HCP_pf	Series F Preferred

Senior Management
George P. Doyle
Senior Vice President
Chief Accounting Officer

Charles A. Elcan
Executive Vice President
Medical Office Properties

James F. Flaherty III
Chairman and
Chief Executive Officer

Paul F. Gallagher
Executive Vice President
Chief Investment Officer

Edward J. Henning
Executive Vice President
General Counsel and
Corporate Secretary

Thomas D. Kirby
Senior Vice President
Acquisitions and Dispositions

Thomas M. Klaritch
Senior Vice President
Medical Office Properties

Brian J. Maas
Senior Vice President
Associate General Counsel

Stephen R. Maulbetsch
Executive Vice President
Strategic Development

Stephen I. Robie
Senior Vice President
Financial Planning and Analysis

Timothy M. Schoen
Senior Vice President
Investment Management

Susan M. Tate
Senior Vice President
Asset Management

Mark A. Wallace
Executive Vice President
Chief Financial Officer and Treasurer

(1)          As of April 30, 2007.

Quarterly Highlights(1)

INVESTMENT TRANSACTIONS

During the three months ended March 31, 2007, we acquired interests in properties aggregating $449 million with an average yield of 8.2%. Our 2007 investments were made in the following healthcare sectors: (i) 54% medical office buildings (“MOBs”), (ii) 45% hospitals, and (iii) 1% other healthcare facilities, and included the following:

On January 31, 2007, we acquired three long-term acute care hospitals and received proceeds of $36 million in exchange for 11 Skilled Nursing Facilities (“SNFs”) valued at $77 million. We recognized a $47 million gain on the sale of these 11 SNFs.  The three acquired properties have an initial lease term of ten years, with two ten-year renewal options, and an initial contractual yield of 12% with escalators based on the lessee’s revenue growth.  The acquired properties are included in a new master lease that contains 14 properties leased to the same operator.

On February 9, 2007, we acquired the Medical City Dallas campus, which includes two hospital towers, six medical office buildings, and three parking garages, for approximately $350 million, including non-managing member LLC units (“DownREIT units”) valued at $179 million. The initial yield on this campus is approximately 7.2%.

On February 28, 2007, we acquired three medical office buildings for $25 million from the Cirrus Group, LLC (“Cirrus”). The three medical office buildings include approximately 131,000 rentable square feet and have an initial yield of 8.2%.

During the three months ended March 31, 2007, we sold 27 properties for proceeds of $170 million and recognized gains of approximately $104 million. Our 2007 dispositions were made in the following healthcare sectors: (i) 63% SNFs (ii) 23% senior housing facilities and (iii) 14% other healthcare facilities. These sales included nine SNFs sold for $52 million with gains of approximately $30 million. During the fourth quarter of 2006, tenants for these nine SNFs exercised rights of first refusal to acquire such facilities.

JOINT VENTURE TRANSACTIONS

On January 5, 2007, we formed a senior housing joint venture with an institutional capital partner.  The joint venture includes 25 properties valued at $1.1 billion and encumbered by a $686 million secured debt facility. Upon formation, we received approximately $280 million in proceeds, including a one-time acquisition fee of $5.4 million.  We retained a 35% interest in the venture, will act as the managing member, and will receive ongoing asset management fees.

On April 30, 2007, we formed a medical office building joint venture with an institutional capital partner.  The joint venture includes 55 properties valued at approximately $585 million and encumbered by $344 million of secured debt. Upon formation, we received approximately $196 million in proceeds, which included a one-time acquisition fee of $3 million.  Including the $122 million of recently placed secured debt discussed below, we received $318 million in total proceeds. We retained a 20% interest in the venture, will act as the managing member, and will receive ongoing asset management fees.

CAPITAL MARKET TRANSACTIONS

On January 19, 2007, we issued 6.8 million shares of common stock. We received net proceeds of approximately $261 million, which were used to repay borrowings under our term loan facility.

On January 22, 2007, we issued $500 million of 6.00% senior unsecured notes due in 2017. The notes were priced at 99.323% of the principal amount for an effective yield of 6.09%. We received net proceeds of $493 million, which were used to fully repay our term loan facility and reduce borrowings under our revolving credit facility.

On April 27, 2007, in anticipation of our joint venture that closed on April 30, 2007, $122 million of 10-year term mortgage notes were placed with an interest rate of 5.53%. The proceeds from the placement of these notes used to repay outstanding indebtedness and for other general corporate purposes.

OTHER EVENTS

On April 25, 2007, we announced that our Board of Directors declared a quarterly common stock cash dividend of $0.445 per share. The common stock dividend will be paid on May 18, 2007, to stockholders of record as of the close of business on May 7, 2007.

(1)   Includes events subsequent to the current quarter-end through the date of the most recent quarterly earnings press release issuance.

Consolidated Information

Consolidated Balance Sheets

In thousands

	March 31,	December 31,
	2007	2006
ASSETS
Real estate:
Buildings and improvements	$6,992,649	$6,597,047
Developments in process	31,008	44,210
Land	868,486	759,275
Less accumulated depreciation and amortization	628,977	578,269
Net real estate	7,263,166	6,822,263

Net investment in direct financing leases	679,956	678,013
Loans receivable, net	199,303	196,480
Investments in and advances to unconsolidated joint ventures	173,689	25,389
Accounts receivable, net	33,960	31,026
Cash and cash equivalents	102,923	60,687
Intangible assets, net	430,011	479,612
Real estate held for sale, net	4,830	102,424
Real estate held for contribution	—	1,102,016
Other assets, net	503,248	514,839
Total assets	$9,391,086	$10,012,749

LIABILITIES AND STOCKHOLDERS’ EQUITY
Bank line of credit and term loan	$190,000	$1,129,093
Senior unsecured notes	3,232,630	2,748,522
Mortgage debt	1,541,877	1,531,086
Mortgage debt on assets held for contribution	—	685,568
Other debt	108,307	107,746
Intangible liabilities, net	162,211	151,328
Accounts payable and accrued liabilities	166,661	182,810
Deferred revenue	27,281	20,795
Total liabilities	5,428,967	6,556,948

Minority interests:
Joint venture partners	35,515	34,211
Non-managing member unitholders	306,216	127,554
Total minority interests	341,731	161,765

Stockholders’ equity:
Preferred stock	285,173	285,173
Common stock	205,987	198,599
Additional paid-in capital	3,378,858	3,108,908
Cumulative net income	2,083,981	1,938,693
Cumulative dividends	(2,352,123)	(2,255,062)
Accumulated other comprehensive income	18,512	17,725
Total stockholders’ equity	3,620,388	3,294,036
Total liabilities and stockholders’ equity	$9,391,086	$10,012,749

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Statements of Income

In thousands, except per share data

	Three Months Ended March 31,
	2007	2006
Revenues and other income:
Rental and related revenues	$213,000	$106,137
Income from direct financing leases	14,990	—
Investment management fee income	6,328	1,054
Interest and other income	16,130	13,693
	250,448	120,884
Costs and expenses:
Interest	79,590	32,054
Depreciation and amortization	64,033	27,392
Operating	42,401	17,445
General and administrative	20,593	8,490
	206,617	85,381

Operating income	43,831	35,503
Equity income from unconsolidated joint ventures	1,214	3,822
Minority interests’ share of earnings	(5,235)	(3,777)
Income from continuing operations	39,810	35,548

Discontinued operations:
Operating income	1,433	13,749
Gain on sales of real estate, net	104,045	8,591
	105,478	22,340

Net income	145,288	57,888
Preferred stock dividends	(5,283)	(5,283)
Net income applicable to common shares	$140,005	$52,605

Basic earnings per common share (EPS):
Continuing operations	$0.17	$0.22
Discontinued operations	0.52	0.17
Net income applicable to common shares	$0.69	$0.39

Diluted earnings per common share:
Continuing operations	$0.17	$0.22
Discontinued operations	0.51	0.16
Net income applicable to common shares	$0.68	$0.38

Weighted average shares used to calculate EPS:
Basic	204,000	136,040
Diluted	205,909	136,856

Dividends declared per common share	$0.445	$0.425

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Statements of Cash Flows

In thousands

	Three Months Ended March 31,
	2007	2006
Cash flows from operating activities:
Net income	$145,288	$57,888
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	64,033	27,392
Discontinued operations	340	3,464
Amortization of above and below market lease intangibles, net	(274)	(359)
Stock-based compensation	2,478	1,843
Debt issuance costs amortization	3,654	896
Recovery of loan losses	(125)	—
Interest accretion on direct financing leases and straight-line rents	(9,781)	(2,398)
Equity income from unconsolidated joint ventures	(1,214)	(3,822)
Distributions of earnings from unconsolidated joint ventures	1,011	3,822
Minority interests’ share of earnings	5,235	3,777
Gain on sales of equity securities, net	(1,012)	—
Gain on sales of real estate, net	(104,045)	(8,591)
Changes in:
Accounts receivable	(2,934)	(383)
Other assets	(7,625)	1,657
Accounts payable, accrued liabilities and deferred revenue	(8,347)	7,025
Net cash provided by operating activities	86,682	92,211

Cash flows from investing activities:
Acquisition and development of real estate	(222,006)	(190,126)
Lease commissions and tenant and capital improvements	(8,080)	(3,898)
Net proceeds from sales of real estate	170,102	21,395
Distributions from unconsolidated joint ventures, net	276,209	427
Purchase of equity securities	—	(12,895)
Proceeds from the sale of equity securities	4,454	—
Principal repayments on loans receivable	3,832	35,757
Investment in loans receivable and debt securities	(4,843)	(1,570)
Decrease (increase) in restricted cash	7,837	(424)
Net cash provided by (used in) investing activities	227,505	(151,334)

	Three Months Ended March 31,
	2007	2006
Cash flows from financing activities:
Net borrowings (repayments) under bank lines of credit	(434,500)	116,400
Repayments of term loan	(504,593)	—
Repayments of mortgage debt	(5,295)	(1,470)
Issuance of mortgage debt, net of issuance costs	18,069	22,100
Repayments of senior unsecured notes	(10,000)	(135,000)
Issuance of senior unsecured notes, net of issuance costs	493,365	148,606
Net proceeds from the issuance of common stock and exercise of options	271,460	9,564
Dividends paid on common and preferred stock	(97,061)	(63,761)
Distributions to minority interests	(3,396)	(2,701)
Net cash provided by (used in) financing activities	(271,951)	93,738

Net increase in cash and cash equivalents	42,236	34,615
Cash and cash equivalents, beginning of period	60,687	21,342
Cash and cash equivalents, end of period	$102,923	$55,957

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Funds From Operations

In thousands, except per share data

	Three Months Ended March 31,
	2007	2006
Net income applicable to common shares	$140,005	$52,605
Real estate depreciation and amortization:
Continuing operations	64,033	27,392
Discontinued operations	340	3,464
Gain on sales of real estate	(104,045)	(8,591)
Equity income from unconsolidated joint ventures	(1,214)	(3,822)
FFO from unconsolidated joint ventures	4,114	2,233
Minority interests’ share of earnings	5,235	3,777
Minority interests’ share of FFO	(6,030)	(4,092)
FFO applicable to common shares	$102,438	$72,966
Distributions on convertible units	$2,629	$2,573
Diluted FFO applicable to common shares	$105,067	$75,539
Basic FFO per common share	$0.50	$0.54
Diluted FFO per common share	$0.50	$0.53
Weighted average shares used to calculate diluted FFO per common share	211,777	143,090
Dividends declared per common share	$0.445	$0.425
FFO payout ratio per common share	89.0%	80.2%
Impact of merger-related charges	$7,302	$—
Per common share impact of merger-related charges on diluted FFO	$0.03	$—
FFO payout ratio per common share prior to merger-related charges	83.9%	80.2%
Impact of write-offs of acquisition costs	$2,887	$—
Per common share impact of write-offs of acquisition costs on diluted FFO	$0.01	$—
Consolidated selected supplemental cash flow information:
Amortization of above and below market lease intangibles, net	$274	$359
Stock-based compensation	2,478	1,843
Debt issuance costs amortization	3,654	896
Interest accretion on direct financing leases and straight-line rents	9,781	2,398
Lease commissions and tenant and capital improvements	8,080	3,898
Capitalized interest	95	178
Change in SAB 104 deferred revenue	(3,627)	(3,692)
HCP’s share of selected supplemental cash flow information from unconsolidated joint ventures(1):
Amortization of above and below market lease intangibles, net	$287	$281
Debt issuance costs amortization	65	84
Straight-line rents	1,413	206
Lease commissions and tenant and capital improvements	11	587

(1)          Prior to November 30, 2006, HCP MOP was an unconsolidated joint venture formed between the Company and an affiliate of General Electric Company (“GE”), for which the Company was the managing member and had a 33% interest therein.  HCP’s share of EBITDA and interest expense from HCP MOP excludes amounts subsequent to HCP’s acquisition of GE’s interest.

See Reporting Definitions and Supplemental Financial Measure Disclosures

Net Cash Provided by Operating Activities to Adjusted EBITDA Reconciliation

In thousands

	Three Months Ended March 31,
	2007	2006
Net cash provided by operating activities	$86,682	$92,211
Changes in:
Accounts receivable	2,934	383
Other assets	7,625	(1,657)
Accounts payable, accrued liabilities and deferred revenue	8,347	(7,025)
Gain on sales of real estate, net	104,045	8,591
Gain on sales of equity securities, net	1,012	—
Minority interests’ share of earnings	(5,235)	(3,777)
Distributions of earnings from unconsolidated joint ventures	(1,011)	(3,822)
Equity income from unconsolidated joint ventures	1,214	3,822
Interest accretion on direct financing leases and straight-line rents	9,781	2,398
Recovery of loan losses	125	—
Debt issuance costs amortization	(3,654)	(896)
Stock-based compensation	(2,478)	(1,843)
Amortization of above and below market lease intangibles, net	274	359
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	(64,033)	(27,392)
Discontinued operations	(340)	(3,464)
Net income	145,288	57,888

Interest expense:
Continuing operations	79,590	32,054
Discontinued operations	54	39
Income taxes	477	—
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	64,033	27,392
Discontinued operations	340	3,464
Equity income from unconsolidated joint ventures	(1,214)	(3,822)
HCP’s share of EBITDA from unconsolidated joint ventures (1)	7,680	6,748
Other joint venture adjustments	435	—
Minority interests’ share of earnings	5,235	3,777
Gain on sale of real estate, net	(104,045)	(8,591)
Adjusted EBITDA	$197,873	$118,949

(1)          Prior to November 30, 2006, HCP MOP was an unconsolidated joint venture formed between the Company and an affiliate of General Electric Company (“GE”), for which the Company was the managing member and had a 33% interest therein.  HCP’s share of EBITDA and interest expense from HCP MOP excludes amounts subsequent to HCP’s acquisition of GE’s interest.

Adjusted Fixed Charge Coverage

In thousands

	Three Months Ended March 31,
	2007		2006
Net income	$145,288		$57,888
Interest expense:
Continuing operations	79,590		32,054
Discontinued operations	54		39
Income taxes	477		—
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	64,033		27,392
Discontinued operations	340		3,464
Equity income from unconsolidated joint ventures	(1,214)		(3,822)
HCP’s share of EBITDA from unconsolidated joint ventures(1)	7,680		6,748
Other joint venture adjustments	435		—
Minority interests’ share of earnings	5,235		3,777
Gain on sales of real estate, net	(104,045)		(8,591)

Adjusted EBITDA	197,873		118,949

Interest expense:
Continuing operations	$79,590		$32,054
Discontinued operations	54		39
HCP’s share of interest expense from unconsolidated joint ventures(1)	3,877		1,537
Capitalized interest	95		178
Preferred stock dividends	5,283		5,283

Fixed charges	$88,899		$39,091

Adjusted fixed charge coverage	2.2	x	3.0	x

(1)          Prior to November 30, 2006, HCP MOP was an unconsolidated joint venture formed between the Company and an affiliate of General Electric Company (“GE”), for which the Company was the managing member and had a 33% interest therein.  HCP’s share of EBITDA and interest expense from HCP MOP excludes amounts subsequent to HCP’s acquisition of GE’s interest.

Indebtedness

In thousands

Debt Maturities and Scheduled Principal Repayments

March 31, 2007

	Bank Line
	of Credit	Senior				HCP’s Share of
	and	Unsecured	Mortgage	Other	Consolidated	Unconsolidated
	Term Loan	Notes	Debt	Debt(3)	Debt	Debt	Total Debt
2007	$—	$10,000	$54,521	$108,307	$172,828	$2,221	$175,049
2008	—	300,000	88,470	—	388,470	3,141	391,611
2009	190,000	—	267,113	—	457,113	3,365	460,478
2010	—	206,421	292,134	—	498,555	3,563	502,118
2011	—	300,000	145,646	—	445,646	3,773	449,419
2012	—	250,000	135,227	—	385,227	3,958	389,185
2013	—	550,000	60,837	—	610,837	41,300	652,137
2014	—	87,000	170,406	—	257,406	3,643	261,049
2015	—	400,000	88,426	—	488,426	3,858	492,284
2016	—	400,000	142,737	—	542,737	31,324	574,061
Thereafter	—	750,000	90,431	—	840,431	166,787	1,007,218
Subtotal	190,000	3,253,421	1,535,948	108,307	5,087,676	266,933	5,354,609

(Discounts) and premiums, net	—	(20,791)	5,929	—	(14,862)	(238)	(15,100)
Total	$190,000	$3,232,630	$1,541,877	$108,307	$5,072,814	$266,695	$5,339,509

Weighted average interest rate	6.02%	6.10%	6.14%	N/A	6.11%	5.70%	6.09%

Weighted average maturity in years	2.59	6.91	6.86	N/A	6.73	9.08	6.85

Debt Analysis

		December
	March 31,	31,
	2007	2006
Fixed rate debt
Senior unsecured notes	$2,908,177	$2,424,163
Mortgage debt(1)(2)	1,284,789	2,001,716
Other debt	108,307	107,746
HCP’s share of unconsolidated debt	266,695	27,519
	4,567,968	4,561,144
Variable rate debt
Bank line of credit and term loan	190,000	1,129,093
Senior unsecured notes	324,453	324,359
Mortgage debt	257,088	214,938
	771,541	1,668,390
Total debt	$5,339,509	$6,229,534

	March 31,	December 31,
	2007	2006
Fixed and variable rate ratios
Fixed rate	85.6%	73.2%
Variable rate	14.4%	26.8%
	100.0%	100.0%

Secured and unsecured debt ratios
Secured	33.9%	36.0%
Unsecured	66.1%	64.0%
	100.0%	100.0%

See Reporting Definitions and Supplemental Financial Measure Disclosures

(1)          Includes mortgage debt on assets held for contribution at December 31, 2006.

(2)          Includes $45.6 million of mortgage debt that has been hedged through interest rate swap contracts.

(3)          In connection with the CRP merger on October 5, 2006, the Company assumed non-interest bearing Life Care Bonds at two of its CCRCs and non-interest bearing occupancy fee deposits at another of its senior housing facilities, all of which are payable to certain residents of the facilities.

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Book Capitalization

In thousands

Total Debt

	March 31,	December 31,
	2007	2006
Bank line of credit and term loan	$190,000	$1,129,093
Senior unsecured notes	3,232,630	2,748,522
Mortgage debt(1)	1,541,877	2,216,654
Other debt	108,307	107,746
Consolidated debt	$5,072,814	$6,202,015
HCP’s share of unconsolidated debt	266,695	27,519
Total debt	$5,339,509	$6,229,534

Book Capitalization

	March 31,	December 31,
	2007	2006
Total debt	$5,339,509	$6,229,534
Total minority interests	341,731	161,765
Total stockholders’ equity	3,620,388	3,294,036
Total book capitalization	$9,301,628	$9,685,335
Accumulated depreciation and amortization	628,977	578,269
HCP’s share of unconsolidated accumulated depreciation and amortization	5,897	849
Total undepreciated book capitalization	$9,936,502	$10,264,453

Gross Assets

	March 31,	December 31,
	2007	2006
Consolidated assets	$9,391,086	$10,012,749
Investments in and advances to unconsolidated joint ventures	(173,689)	(25,389)
Accumulated depreciation and amortization	628,977	578,269
Consolidated gross assets	$9,846,374	$10,565,629
HCP’s share of unconsolidated total assets	430,653	45,255
HCP’s share of unconsolidated accumulated depreciation and amortization	5,897	849
Total gross assets	$10,282,924	$10,611,733

Capitalization Ratios

	March 31,	December 31,
	2007	2006
Total debt/Total book capitalization	57.4%	64.3%
Total debt/Total undepreciated book capitalization	53.7%	60.7%

Consolidated debt/Consolidated gross assets	51.5%	58.7%
Total debt/Total gross assets	51.9%	58.7%

See Reporting Definitions and Supplemental Financial Measure Disclosures

(1)          Includes mortgage debt on assets held for contribution at December 31, 2006.

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Market Capitalization

In thousands, except per share data

Total Debt

	March 31,	December 31,
	2007	2006
Bank line of credit and term loan	$190,000	$1,129,093
Senior unsecured notes	3,232,630	2,748,522
Mortgage debt(1)	1,541,877	2,216,654
Other debt	108,307	107,746
Consolidated debt	$5,072,814	$6,202,015
HCP’s share of unconsolidated debt	266,695	27,519
Total debt	$5,339,509	$6,229,534

Market Capitalization

	March 31, 2007			December 31, 2006
Security	Shares/Units	Price	Value	Shares/Units	Price	Value
Common stock	205,987	$36.03	$7,421,712	198,599	$36.82	$7,312,415

Convertible partnership units
2 for 1(2)	2,510	72.06	180,871	2,533	73.64	186,530
1 for 1(3)	5,077	36.03	182,924	887	36.82	32,659
			363,795			219,189
Preferred stock:
7.25% Series E	4,000	25.55	102,200	4,000	25.56	102,240
7.10% Series F	7,820	25.65	200,583	7,820	25.62	200,348
			302,783			302,588

Consolidated market equity			$8,088,290			$7,834,192

Consolidated debt			5,072,814			6,202,015

Consolidated market capitalization			$13,161,104			$14,036,207

HCP’s share of unconsolidated debt			266,695			27,519

Total market capitalization			$13,427,799			$14,063,726

Capitalization Ratios

	March 31,	December 31,
	2007	2006
Consolidated debt/Consolidated market capitalization	38.5%	44.2%

Total debt/Total market capitalization	39.8%	44.3%

See Reporting Definitions and Supplemental Financial Measure Disclosures

(1)          Includes mortgage debt on assets held for contribution at December 31, 2006.

(2)          Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of two shares of the Company’s common stock at time of conversion or, at the Company’s option, two shares of the Company’s common stock.

(3)          Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of one share of the Company’s common stock at time of conversion or, at the Company’s option, one share of the Company’s common stock.

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Portfolio Overview

As of and for the three months ended March 31, 2007, dollars and square feet in thousands

Owned Property, Secured Loan and Direct Financing Lease Portfolios

Overview by property type

	Property			Square	Facility Occupancy%		Number
Sector	Count	Beds/Units		Feet	03/31/07	12/31/06	of States
Hospital	39	4,398	Beds	5,012	53	53	17
Skilled nursing	67	7,808	Beds	2,586	85	86	16
Senior housing	302	31,110	Units	26,014	90	90	40
MOB	250	N/A		15,821	91	91	29
Other	29	N/A		1,552	88	99	9
Total	687			50,985

Operator concentration

	Property	Investment			Interest and	Total
Operator	Count	Amount	%	NOI	DFL Income	Amount	%
Sunrise Senior Living	103	$2,254,856	25	$26,601	$10,913	$37,514	20
Brookdale Senior Living	22	661,715	7	16,078	—	16,078	8
Tenet Healthcare Corporation	8	423,497	5	11,151	—	11,151	6
Summerville Healthcare Group	31	274,590	3	6,227	226	6,453	3
Aegis Senior Living	12	258,008	3	5,601	—	5,601	3
HCA - Hospital Corporation of America	8	233,075	3	4,161	—	4,161	2
Emeritus Corporation	34	213,749	2	6,135	83	6,218	3
Encore Senior Living	18	178,035	2	2,524	18	2,542	1
Capital Senior Living	14	168,378	2	3,365	—	3,365	2
Harbor Retirement Associates	10	159,060	2	(79)	466	387	1
Other Public Companies	49	443,956	5	12,197	2,018	14,215	8
Other Operators	378	3,692,928	41	76,638	5,178	81,816	43
	687	$8,961,847	100	$170,599	$18,902	$189,501	100

Reconciliation of Net Income to NOI
Net income				$145,288
Income from direct financing leases				(14,990)
Investment management fee income				(6,328)
Interest and other income				(16,130)
Interest expense				79,590
Depreciation and amortization				64,033
General and administrative				20,593
Equity income from unconsolidated joint ventures				(1,214)
Minority interests’ share of earnings				5,235
Total discontinued operations				(105,478)
Net operating income (“NOI”)				$170,599

See Reporting Definitions and Supplemental Financial Measure Disclosures

As of and for the three months ended March 31, 2007, dollars and square feet in thousands

Owned Property Portfolio – Overview by type

	Property				Square	Facility Occupancy%		Cash Flow		Rental and Related	Operating
Sector	Count	Investment	Beds/Units		Feet	03/31/07	12/31/06	Coverage		Revenues	Expenses	NOI
Hospital	37	$1,073,658	4,228	Beds	4,701	53	53	2.5	x	$27,411	$248	$27,163
Skilled nursing	63	307,594	7,212	Beds	2,389	85	86	1.7	x	10,660	25	10,635
Senior housing	265	3,940,994	27,787	Units	23,855	91	89	1.0	x	77,898	4,625	73,273
MOB	250	2,595,534	N/A		15,821	91	91			89,366	36,010	53,356
Other	29	247,558	N/A		1,552	88	99			7,665	1,493	6,172
Total	644	$8,165,338			48,318					$213,000	$42,401	$170,599

Direct Financing Lease Portfolio – Overview by type

	Property				Square	Facility Occupancy%		Cash Flow		DFL
Sector	Count	Investment	Beds/Units		Feet	03/31/07	12/31/06	Coverage		Income
Senior housing	32	$675,500	3,143	Units	1,969	90	90	1.1	x	$14,990

Secured Loan Portfolio – Overview by type

								Debt
	Property				Square	Facility Occupancy%		Service		Interest
Sector	Count	Investment	Beds/Units		Feet	03/31/07	12/31/06	Coverage		Income
Hospital	2	$75,090	170	Beds	311	51	50	2.5	x	$1,625
Skilled nursing	4	19,815	596	Beds	197	84	85	1.9	x	579
Senior housing	5	26,104	180	Units	190	84	83	2.3	x	1,708
Total	11	$121,009			698					$3,912

Owned Property Portfolio – Overview by state

	Total	Hospital		Skilled Nursing		Senior Housing		MOB		Other
									Square		Square
State	No.	No.	Beds	No.	Beds	No.	Units	No.	Feet	No.	Feet
TX	114	9	1,064	4	570	36	4,067	64	5,025	1	—
CA	76	4	745	8	819	35	3,778	23	1,430	6	476
FL	74	2	312	—	—	44	4,980	28	1,436	—	—

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Portfolio Overview (continued)
VA	23	1	—	9	934	10	1,321	3	211	—	—
CO	24	1	64	2	240	5	871	16	910	—	—
UT	35	1	139	1	120	2	233	22	950	9	580
WA	18	—	—	—	—	12	888	6	586	—	—
IN	34	—	—	15	1,554	5	392	14	763	—	—
Other	246	19	1,904	24	2,975	116	11,257	74	4,510	13	496
Total	644	37	4,228	63	7,212	265	27,787	250	15,821	29	1,552

Same Property Performance

Dollars and square feet in thousands

			Skilled	Senior
	Total	Hospital	Nursing	Housing	MOB	Other
Owned Property Portfolio

Property count	644	37	63	265	250	29
Investment	$8,165,338	$1,073,658	$307,594	$3,940,994	$2,595,534	$247,558

Same Property Portfolio

Property count	325	26	62	116	102	19
Investment	$3,373,426	713,931	$302,528	$1,228,253	$954,625	$174,089

Percent of Owned Property Portfolio (by investment)	41%	66%	98%	31%	37%	70%

Square feet	25,073	3,272	2,343	12,004	6,243	1,211

Facility occupancy at March 31, 2007		54%	85%	90%	94%	86%

Facility occupancy at March 31, 2006		55%	87%	88%	94%	100%

NOI for the three months ended March 31, 2007	$90,733	$20,374	$10,489	$30,356	$24,995	$4,519

NOI for the three months ended March 31, 2006	$86,724	$19,510	$9,977	$29,518	$23,268	$4,451

Same property change in NOI	4.6%	4.4%	5.1%	2.8%	7.4%	1.5%

NOI for the three months ended March 31, 2007	$90,733	$20,374	$10,489	$30,356	$24,995	$4,519
Straight-line rents	(3,453)	(296)	(189)	(1,318)	(1,254)	(396)
Amortization of above and below market lease intangibles, net	(244)	—	29	—	(273)	—
NOI, as adjusted, for the three months ended March 31, 2007	$87,036	$20,078	$10,329	$29,038	$23,468	$4,123

NOI for the three months ended March 31, 2006	$86,724	$19,510	$9,977	$29,518	$23,268	$4,451
Straight-line rents	(2,266)	(353)	(39)	(1,429)	(477)	32
Amortization of above and below market lease intangibles, net	(311)	—	29	—	(340)	—
NOI, as adjusted, for the three months ended March 31, 2006	$84,147	$19,157	$9,967	$28,089	$22,451	$4,483

Same property change in NOI, as adjusted	3.4%	4.8%	3.6%	3.4%	4.5%	-8.0%

See Reporting Definitions and Supplemental Financial Measure Disclosures

Lease Expirations (1)

Dollars in thousands

		Expiration Year(2)
Sector	Totals	2007	2008	2009	2010	2011

Owned Property Portfolio

Hospital:
Leases	14	2	1	7	1	3
Annualized expiring rents	$53,237	$1,686	$1,997	$41,019	$2,973	$5,562

Skilled nursing:
Leases	8	—	4	4	—	—
Annualized expiring rents	$5,236	$—	$3,016	$2,220	$—	$—

Senior housing:
Leases	16	—	1	—	3	12
Annualized expiring rents	$6,226	$—	$70	$—	$473	$5,683

MOB:
Leases	2,837	685	673	522	552	405
Annualized expiring rents	$187,746	$34,529	$42,291	$38,091	$42,904	$29,931

Other:
Leases	14	1	1	5	4	3
Annualized expiring rents	$13,219	$3,901	$3,453	$2,431	$2,850	$584

Total:
Leases	2,889	688	680	538	560	423
Annualized expiring rents	$265,664	$40,116	$50,827	$83,761	$49,200	$41,760

(1)       The table reflects the number of leases and annualized expiring rents in the year of expiration absent the impact of renewals, if any.

(2)         Lease expirations through 2011.

See Reporting Definitions and Supplemental Financial Measure Disclosures

Unconsolidated Joint Ventures

Unconsolidated Joint Ventures Summary

As of and for the three months ended March 31, 2007

Dollars and square feet in thousands

			HCP’s		HCP’s Net	Investment
		Date	Ownership	Gross Real	Equity	Management		Term (in
Joint Venture	Sector	Established	Percentage	Estate	Investment	Fee Income		years)
HCP Ventures III	MOB	October-06	30.0%(1)	$140,198	$14,080	$74		10
HCP Ventures II	Senior housing	January-07	35.0	1,097,267	145,999	6,165	(2)	Indefinite

				$1,237,465	$160,079	$6,239

(1)          The Company owns a 85% interest in HCP Birmingham Portfolio, LLC, which owns a 30% interest in HCP Ventures III, LLC.

(2)          Includes one-time acquisition fee of $5.4 million.

Unconsolidated Balance Sheets

In thousands

	March 31, 2007		December 31, 2006
	HCP Ventures III	HCP Ventures II	HCP Ventures III	HCP Ventures II(1)
ASSETS
Real estate:
Buildings and improvements	$129,254	$936,095	$129,239	—
Developments in process	70	—	50	—
Land	1,780	108,907	1,780	—
Less accumulated depreciation and amortization	3,692	13,684	2,829	—
Net real estate	127,412	1,031,318	128,240	—

Accounts receivable, net	700	945	572	—
Cash and cash equivalents	4,601	3,014	5,312	—
Intangible assets, net	13,761	51,537	13,904	—
Other assets, net	2,720	15,742	2,821	—
Total assets	$149,194	$1,102,556	$150,849	$—

LIABILITIES AND MEMBERS’ CAPITAL
Mortgage debt	$91,730	$683,361	$91,730	$—
Intangible liabilities, net	6,072	1,363	6,236	—
Accounts payable and accrued liabilities	4,276	692	5,103	—
Deferred revenue	182	—	91	—
Total liabilities	102,260	685,416	103,160	—

HCP’s capital	14,080	145,999	14,307	—
Partners’ capital	32,854	271,141	33,382	—
Total liabilities and members’ capital	$149,194	$1,102,556	$150,849	$—

(1)	At December 31, 2006, HCP Ventures II was a wholly owned subsidiary of the Company.

Unconsolidated Statements of Income and EBITDA

In thousands

	Three Months Ended March 31, 2007
	HCP Ventures III	HCP Ventures II

Rental and related revenues	$4,527	$20,609

Costs and expenses:
Interest	1,436	9,846
Depreciation and amortization	984	7,218
Operating	1,505	—
General and administrative	136	1,141
	4,061	18,205

Net income	$466	$2,404

Interest expense	1,436	9,846
Depreciation and amortization	984	7,218

EBITDA	$2,886	$19,468

HCP’s share of venture’s EBITDA	$866	$6,814

Unconsolidated Funds From Operations

In thousands

	Three Months Ended March 31, 2007
	HCP Ventures III	HCP Ventures II

Net income	$466	$2,404
Real estate depreciation and amortization	984	7,218

Funds from operations (FFO)	$1,450	$9,622

HCP’s share of FFO from unconsolidated joint ventures	$435	$3,368

Selected supplemental cash flow information:
Amortization of above and below market lease intangibles, net	$142	$697
Debt issuance costs amortization	38	152
Straight-line rents	250	3,824
Lease commissions and tenant and capital improvements	35	—

Unconsolidated joint venture contribution to FFO:
HCP’s share of FFO from unconsolidated joint ventures	$435	$3,368
Fees paid to HCP	74	6,165

	$509	$9,533

Unconsolidated Indebtedness

In thousands

Debt Maturities and Scheduled Principal Repayments

March 31, 2007

				HCP’s Share of
	HCP	HCP		Unconsolidated
	Ventures III	Ventures II	Total	Debt

2007	$—	$6,347	$6,347	$2,221
2008	—	8,974	8,974	3,141
2009	—	9,613	9,613	3,365
2010	—	10,179	10,179	3,563
2011	—	10,779	10,779	3,773
2012	—	11,308	11,308	3,958
2013	—	118,000	118,000	41,300
2014	—	10,409	10,409	3,643
2015	—	11,023	11,023	3,858
2016	91,730	10,873	102,603	31,324
Thereafter	—	476,535	476,535	166,787
Subtotal	91,730	684,040	775,770	266,933

(Discounts) and premiums, net	—	(679)	(679)	(238)

Total debt	$91,730	$683,361	$775,091	$266,695

HCP’s share of total debt	$27,519	$239,176	$266,695

Weighted average interest rate	6.00%	5.66%	5.70%

Weighted average interest maturity in years	9.20	9.06	9.08

Total Debt Analysis

	March 31, 2007			December 31, 2006
	HCP Ventures III	HCP Ventures II	Total	HCP Ventures III	HCP Ventures II	Total

Fixed rate debt	$91,730	$683,361	$775,091	$91,730	$—	$91,730
Variable rate debt	—	—	—	—	—	—
Total debt	$91,730	$683,361	$775,091	$91,730	$—	$91,730

HCP’s share of total debt
Fixed rate	$27,519	$239,176	$266,695	$27,519	$—	$27,519
Variable rate	—	—	—	—	—	—
	$27,519	$239,176	$266,695	$27,519	$—	$27,519

Unconsolidated Portfolio Overview

As of and for the year ended March 31, 2007, dollars and square feet in thousands

Portfolio Overview

		Property			Facility Occupancy %		Number of
Joint Venture	Sector	Count	Units	Square Feet	03/31/07	12/31/06	States
HCP Ventures III	MOB	13	N/A	789	100	100	5
HCP Ventures II	Senior housing	25	5,633	5,566	93	93	6
		38		6,355

Operator Concentration

	Property	Investment		Net Operating Income
Operator	Count	Amount	%	Amount	%
Horizon Bay	25	$1,097,267	89	$20,609	87
Other operators	13	140,198	11	3,022	13
	38	$1,237,465	100	$23,631	100

	HCP Ventures III	HCP Ventures II	Total
Reconciliation of net income to NOI
Net income	$466	$2,404	$2,870
Interest expense	1,436	9,846	11,282
Depreciation and amortization	984	7,218	8,202
General and administrative	136	1,141	1,277
Net operating income (“NOI”)	$3,022	$20,609	$23,631

Lease Expiration Summary (1)

		Expiration Year
Joint Venture	Total	2007	2008	2009	2010	2011

HCP Ventures III
Leases	43	2	3	15	12	11
Annualized expiring rents	$3,367	$70	$232	$1,328	$1,030	$707

(1)          All leases associated with HCP Ventures II expire in years later than 2011.

Other Information

Reporting Definitions

ALF.  Assisted living facility.

Annualized Debt Service.  The most recent monthly interest and principal amortization due to HCP as of period end annualized for twelve months.  The Company uses Annualized Debt Service for purposes of determining Debt Service Coverage.

Annualized Expiring Rent.  The annualized future minimum rents due to HCP in the year of lease expiration.

Annualized Rent.  The most recent monthly base rent due to HCP as of period end annualized for twelve months plus additional rents received by HCP over the most recent twelve month period as of period end.  The Company uses Annualized Rent for purposes of determining property level Cash Flow Coverage.

Assets Held for Sale.  Assets of discontinued operations in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

Beds/Units/Square Feet.  Hospitals and skilled nursing facilities are measured by licensed bed count.  ALFs and CCRCs are stated in units (e.g., studio, one or two bedroom units).  MOBs and other healthcare facilities are measured in square feet.

Book Value.  The carrying amount as reported in the Company’s financial statements.

Cash Flow Coverage.  Facility level EBITDAR of the property’s operator (not the Company) for the most recent twelve months of available data divided by the Annualized Rent.  Cash Flow Coverage is a supplemental measure of the property’s ability to generate cash flow to meet related rent and other obligations to the Company.  However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR.  The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful.  Results exclude data related to hospitals leased to HealthSouth until HealthSouth provides assurance about its financial information.   Results also exclude data related to ALFs leased to Emeritus since the operator has elected not to allocate the cost of a recent liability judgment to each of the facilities.

CCRC.  Continuing care retirement community.

Consolidated Assets.  Total assets as reported in the Company’s financial statements.

Consolidated Book Capitalization.  The carrying amount of (i) Consolidated Debt plus (ii) total minority interests plus (iii) total stockholders’ equity as reported in the Company’s financial statements.

Consolidated Debt.  The carrying amount of bank lines of credit, bridge loans (if applicable), term loans (if applicable), senior unsecured notes, mortgage debt and other debt as reported in the Company’s financial statements.

Consolidated Gross Assets.  The carrying amount of total assets, excluding investments in and advances to unconsolidated joint ventures, after adding back accumulated depreciation and amortization.

Consolidated Market Capitalization.  Consolidated Debt at Book Value plus Consolidated Market Equity.

Consolidated Market Equity.  The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits) plus the total number of outstanding shares of the Company’s preferred stock multiplied by the closing price of its preferred stock on the New York Stock Exchange as of period end.

Consolidated Undepreciated Book Capitalization.  Consolidated Book Capitalization after adding back accumulated depreciation and amortization on the Company’s real estate assets.

Debt Service.  The periodic payment of interest expense and principal amortization on secured loans.

Debt Service Coverage. Facility level EBITDAR of the property’s operator (not the Company) for the most recent twelve months of available data divided by the Annualized Debt Service. Debt Service Coverage is a supplemental measure of the property’s ability to generate sufficient cash flow to meet related obligations to the Company under loan agreements.  However, its usefulness is limited by the same factors that limit the usefulness of EBITDAR.  The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful. Results exclude data related to one ALF that secures a loan to Emeritus since the operator has elected not to allocate the cost of a recent liability judgment.

DFL.  Direct financing lease.

Facility EBITDAR.  Earnings before interest, taxes, depreciation, amortization and rent for a particular facility accruing to the operator of the property (not the Company). The Company uses Facility EBITDAR in determining Debt Service Coverage and Cash Flow Coverage.  EBITDAR as an analytical tool has limitations similar to EBITDA.  However, the Company receives periodic financial information from operators regarding the performance of the Company’s facilities under the operator’s management.  The Company utilizes Facility EBITDAR as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company.  Facility EBITDAR includes the greater of (i) contractual management fees or (ii) an imputed management fee of 2% for acute care hospitals and 5% for skilled nursing facilities, ILFs, ALFs and CCRCs which the Company believes represents typical management fees in their respective industries.  All facility financial performance data was derived solely from information provided by lessees and borrowers without verification by the Company.

Facility Occupancy.  For MOBs and other healthcare properties, facility occupancy represents the percentage of rentable square feet occupied. For hospitals, skilled nursing facilities, ALFs and CCRCs, facility occupancy represents the facilities’ operating occupancy for each quarter based on the most recent quarter of available data.  The percentages are calculated based on licensed beds, available beds and units for hospitals, skilled nursing facilities, ILFs, ALFs and CCRCs, respectively.  The percentages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful.  All facility financial performance data were derived solely from information provided by lessees and borrowers without verification by the Company.

Future Minimum Rents.  Future minimum lease payments to be received by HCP, excluding operating expense reimbursements, from lessees under non-cancelable operating leases as of period end.

GAAP.  U.S. generally accepted accounting principles.

HCP MOP.  Prior to November 30, 2006, HCP Medical Office Portfolio, LLC, was an unconsolidated joint venture formed between the Company and an affiliate of General Electric Company (“GE”), for which the Company was the managing member and had a 33% interest therein.

HCP Ventures II.  An unconsolidated joint venture formed on January 5, 2007 between the Company and an institutional capital partner, for which the Company is managing member and has a 35% interest therein.

HCP Ventures III.  An unconsolidated joint venture formed on October 27, 2006 between the Company and an institutional capital partner, for which the Company is managing member and has an effective 25.5% interest therein.

ILF.  Independent living facility.

Investment.  The carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization and the carrying amount of mortgage loans receivable.  Excludes assets held for sale and classified as discontinued operations.

Marketable Securities.  The Company classifies its existing marketable equity and debt securities as available-for-sale in accordance with provisions of SFAS No. 115. These securities are carried at fair market value, with unrealized gains and losses reported in stockholders’ equity as a component of accumulated other comprehensive income.

MOB.  Medical office building.

“Other” Property Type.  Physician group practice clinics, healthcare laboratory and laboratory research facilities, and health and wellness centers.

Same Property Performance (“SPP”).  An important component of the Company’s evaluation of the operating performance of its properties.  The Company defines its same property portfolio each quarter as those properties that have been in operation throughout the current year and the prior year and that were also in operation at January 1st of the prior year.  Newly acquired assets, developments in process and assets classified in discontinued operations are excluded from the same property portfolio.  Same property statistics allow management to evaluate the NOI of its real estate portfolio as a consistent population from period to period and eliminates the effects of changes in the composition of the properties on performance measures.

Secured Debt.  Mortgage debt secured by real estate.

Square Feet Owned.  The square footage for properties either owned directly by the Company or which the Company has a controlling interest (e.g., consolidated joint ventures) and excludes square footage for development properties prior to completion.

Total Book Capitalization.  Total Debt plus the carrying amount of total minority interests plus the carrying amount of total stockholders’ equity.

Total Debt.  Consolidated Debt at Book Value plus the Company’s pro rata share of debt from unconsolidated joint ventures.

Total Gross Assets.  Consolidated Gross Assets plus the Company’s pro rata share of total assets from unconsolidated joint ventures, after adding back accumulated depreciation and amortization.

Total Market Capitalization.  Total Debt plus Consolidated Market Equity.

Total Undepreciated Book Capitalization.  Total Book Capitalization after adding back accumulated depreciation and amortization on the Company’s real estate assets and the Company’s pro rata share of accumulated depreciation and amortization on real estate assets in unconsolidated joint ventures.

Supplemental Financial Measures Disclosures

Adjusted Fixed Charge Coverage.  Adjusted EBITDA divided by Fixed Charges.  The Company uses Adjusted Fixed Charge Coverage, a non-GAAP financial measure, as a measure of liquidity. The Company believes Adjusted Fixed Charge Coverage provides investors, particularly fixed income investors, relevant and useful information because it measures the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred shareholders. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company.  However, since this ratio is derived from Adjusted EBITDA and Fixed Charges, its usefulness is limited by the same factors that limit the usefulness of Adjusted EBITDA and Fixed Charges.  Further, the Company’s computation of Adjusted Fixed Charge Coverage may not be comparable to similar fixed charge coverage ratios reported by other companies.

EBITDA.  The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity.  Adjusted EBITDA is calculated as EBITDA excluding minority interests’ share of earnings and gains or losses from real estate dispositions.  The Company’s presentations of EBITDA and Adjusted EBITDA herein are solely as non-GAAP liquidity measures in connection with the presentation of Fixed Charge Coverage and Adjusted Fixed Charge Coverage.  As a liquidity measure, the Company believes that EBITDA and Adjusted EBITDA help investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments.  The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Fixed Charge Coverage and Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company.  The Company believes investors should consider EBITDA and Adjusted EBITDA in conjunction with cash flow from operating activities, and other required measures under GAAP, to improve their understanding of the Company’s liquidity.  EBITDA and Adjusted EBITDA have limitations as analytical tools and should be used in conjunction with the Company’s required GAAP presentations.  EBITDA and Adjusted EBITDA do not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments.  Also, EBITDA and Adjusted EBITDA do not reflect the cash required to make interest and principal payments on the Company’s outstanding debt.  The Company believes cash flow from operating activities is the most directly comparable GAAP measure to EBITDA and Adjusted EBITDA.  EBITDA and Adjusted EBITDA do not represent net income or cash flow from operations as defined by GAAP and should not be considered an alternative to those indicators.  Further, the Company’s computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

Fixed Charges.  Total interest expense plus capitalized interest plus preferred stock dividends.  The Company uses Fixed Charges to measure its interest payments on outstanding debt and dividends to its preferred shareholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage.  However, the usefulness of Fixed Charges is limited as, among other things, it does not include all contractual obligations.  The Company’s computation of Fixed Charges should not be considered an alternative to fixed charges as defined by Item 503(d) of Regulation S-K and may not be comparable to fixed charges reported by other companies.

Funds From Operations (“FFO”).  The Company believes that net income as defined by GAAP is the most appropriate earnings measure.  The Company also believes that Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO applicable to common shares, Diluted FFO applicable to common shares, and Basic and Diluted FFO per common share are important non-GAAP supplemental measures of operating performance for a real estate investment trust.  Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative.  Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments to derive the Company’s pro rata share of FFO from consolidated and unconsolidated joint ventures.  Adjustments for joint ventures are calculated to reflect FFO on the same basis.  The Company believes that the use of FFO, combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful.  The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO can help investors compare the operating performance of a real estate investment trust between periods or as compared to other companies. While FFO is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets nor is FFO necessarily indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently from the Company.

FFO Payout Ratio per Common Share.  Dividends declared per common share divided by Diluted FFO per common share for a given period.  The Company believes the FFO Payout Ratio provides investors relevant and useful information because it measures the portion of FFO being declared as dividends to common shareholders.

Net Operating Income from Continuing Operations (“NOI”).  A non-GAAP supplemental financial measure used to evaluate the operating performance of real estate properties and same property performance, or “SPP.”  The Company defines NOI as rental revenues, including tenant reimbursements, less property level operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments, interest expense and discontinued operations.  The Company believes NOI provides investors relevant and useful information because it measures the operating performance of the Company’s real estate at the property level on an unleveraged basis.  NOI, as adjusted, is calculated as NOI eliminating the effects of straight-line rents, amortization of above and below market lease intangibles, and lease termination fees.  The Company uses NOI and NOI, as adjusted, to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP.  The company believes that net income is the most directly comparable GAAP measure to NOI.  NOI should not be viewed as an alternative measure of operating performance to net income as defined by GAAP since it does not reflect the aforementioned excluded items.  Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include the Company’s estimate of net income per diluted common share, FFO per diluted common share, and FFO per diluted common share before giving effect to merger-related charges for 2007.  These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the ability of the Company to achieve its expected benefits from acquisitions; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); continuing operational difficulties in the skilled nursing and senior housing sectors; the Company’s ability to acquire, sell or lease facilities and the timing of acquisitions, sales and leasings; changes in healthcare laws and regulations and other changes in the healthcare industry which affect the operations of the Company’s lessees or mortgagors; changes in management; costs of compliance with building regulations; changes in tax laws and regulations; changes in the financial position of the Company’s lessees and mortgagors; changes in rules governing financial reporting, including new accounting pronouncements; and changes in economic conditions, including changes in interest rates and the availability and cost of capital, which affect opportunities for profitable investments. Some of these risks, and other risks, are described from time to time in Health Care Property Investors, Inc.’s Securities and Exchange Commission filings.